Exhibit 99.1

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	November 15, 2021
Contact:	Paul W. Nester
President and CEO
Telephone:	540-777-3837

RGC RESOURCES, INC.

REPORTS 2021 EARNINGS

ROANOKE, Va. (November 15, 2021)--RGC Resources, Inc. (NASDAQ:  RGCO) announced consolidated Company earnings of $10,102,062 or $1.22 per share for the fiscal year ended September 30, 2021.  This compares to earnings of $10,564,534 or $1.30 per share for the year ended September 30, 2020.  CEO Paul Nester stated, “Our 2021 earnings reflect improved utility margins associated with our infrastructure replacement programs, customer growth and reduced operating and maintenance expenses.  Operating and maintenance expenses, net of gas costs, declined $1.7 million or 10.5% due to the accelerated recovery of certain regulatory assets and one-time maintenance investments incurred in 2020 as well as much lower bad debt expense in 2021.  The overall earnings decline was primarily attributable to significantly lower non-cash Mountain Valley Pipeline earnings.”

Fourth quarter results, particularly bad debt expense, were favorably impacted by the $859,000 of American Rescue Plan Act (“ARPA”) funds earmarked for customers with arrearage balances and scheduled for receipt in the first quarter of fiscal 2022.  Accordingly, the Company broke even for the quarter ending September 30, 2021 compared to a net loss of $329,296, or $0.04 per share, for the quarter ended September 30, 2020.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries Roanoke Gas Company and RGC Midstream, LLC.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  Past performance is not necessarily a predictor of future results.

Summary financial statements for the fourth quarter and twelve months are as follows:

RGC Resources, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Twelve months ended September 30,
	2021	2020	2021	2020

Operating revenues	$13,355,254	$9,780,289	$75,174,779	$63,075,391
Operating expenses	12,800,091	10,679,365	60,396,470	50,557,209
Operating income (loss)	555,163	(899,076)	14,778,309	12,518,182
Equity in earnings of unconsolidated affiliate	180,804	1,326,621	1,667,554	4,814,874
Other income, net	164,386	108,205	912,146	636,296
Interest expense	1,024,054	989,477	4,051,885	4,099,158
Income (loss) before income taxes	(123,701)	(453,727)	13,306,124	13,870,194
Income tax expense (benefit)	(124,182)	(124,431)	3,204,062	3,305,660

Net income (loss)	$481	$(329,296)	$10,102,062	$10,564,534

Net earnings (loss) per share of common stock:
Basic	$—	$(0.04)	$1.22	$1.30
Diluted	$—	$(0.04)	$1.22	$1.30

Cash dividends per common share	$0.185	$0.175	$0.740	$0.700

Weighted average number of common shares outstanding:
Basic	8,360,369	8,156,023	8,251,802	8,125,938
Diluted	8,372,920	8,156,023	8,264,904	8,146,666

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,
Assets	2021	2020
Current assets	$25,143,855	$14,436,561
Utility plant, net	211,649,684	198,445,093
Other assets	73,315,654	68,797,853

Total Assets	$310,109,193	$281,679,507

Liabilities and Stockholders’ Equity
Current liabilities	$26,013,532	$16,570,742
Long-term debt, net	133,471,427	123,819,631
Deferred credits and other liabilities	50,922,525	52,401,157
Total Liabilities	210,407,484	192,791,530
Stockholders’ Equity	99,701,709	88,887,977

Total Liabilities and Stockholders’ Equity	$310,109,193	$281,679,507